Exhibit 99.1

Harrow Health Publishes Fourth Quarter 2019 Letter to Stockholders

Nashville, TN – March 13, 2020 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the fourth quarter 2019. Please click here to review Harrow Health’s Letter to Stockholders for the fourth quarter 2019.

Mark L. Baum, CEO of Harrow Health, commented, “During 2019, we plowed the ground for the next leg up for the company and our shareholders. We own a powerful and valuable group of businesses, all with significant milestones expected in 2020. Operationally, in Q4 we hit the ball out of the park on gross margin – delivering on our target a year ahead of schedule. New equipment coming online in a few weeks and additional efficiencies we expect shortly should secure the gross margin targets we promised to deliver going forward. We have numerous ways to meet or even exceed expectations on revenue and are catching up quickly. And financially, we are making money; with record-highs in adjusted EBITDA and cash flow from operations during the fourth quarter – and we still have no interest in or need to (especially at our current stock price) sell Harrow stock to raise capital. All of these items, and much more, are discussed in our Letter to Stockholders.”

Statement Regarding COVID-19 (Novel Coronavirus)

The company is not expecting disruptions in its business or supply chain as a result of the recent COVID-19 virus concerns in the US and around the world. The company has double checked inventories and its sources of key active pharmaceutical ingredients and other materials. It believes that it has ample supplies, and access to supplies, for the duration of 2020 and, in most cases, into 2021. In addition, the company has been in contact with its insurance provider and believes it has adequate coverage through its various risk management policies that could help supplement any losses in the unlikely event a potentially recoverable claim was to occur. Every ophthalmic product ImprimisRx dispenses is tested for sterility, endotoxin, and other contaminants as is required under the highest federal drug production standards (21 CFR Parts 210 and 211). The company has also messaged statements of confidence regarding our business continuity to our customers, employees and other stakeholders.

Conference Call and Webcast

The company’s management team will host a question and answer conference call with analysts and an audio-only webcast today at 8:30 a.m. Eastern Daylight Time / 5:30 a.m. Pacific Daylight Time. To participate, please use the dial in or click on the link below:

●	U.S. callers: (844) 602-0380

●	International callers: (862) 298-0970

●	Audio-only webcast: please click here

Conference Call Replay

A dial in replay of the call will be available until April 13, 2020. The webcast replay will be available until June 13, 2020.

●	U.S. callers: (877) 481-4010, Replay ID: 33135

●	International callers: (919) 882-2331, Replay ID: 33135

●	Webcast: please click here

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including ImprimisRx, the nation’s leading ophthalmology outsourcing facility and pharmaceutical compounding business. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals, Stowe Pharmaceuticals, and Radley Pharmaceuticals, all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain drug candidates being developed by Surface, Melt, Mayfield and Radley. Harrow intends to create, invest in and grow paradigm shifting healthcare businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact:

Jon Patton

jpatton@harrowinc.com

858-704-4587

Source: Harrow Health, Inc.